UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014 (July 18, 2014)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2014, Vaughn R. Groves, the Executive Vice President, General Counsel and Corporate Secretary of Alpha Natural Resources, Inc. (the “Company”), agreed to retire from employment with the Company effective September 1, 2014 (the “Departure Date”) and will continue to serve as the Company’s Executive Vice President, General Counsel and Corporate Secretary until the Departure Date. In connection with the foregoing, he executed a release of claims agreement (the “Release”) that provides, among other matters, for the payment of the severance amounts and benefits set forth in Sections 4.3 and 4.4 of the Key Employee Separation Plan (the “KESP”) after the Departure Date, subject to his compliance with the one-year non-solicitation, confidentiality and intellectual property covenants set forth in the Release and his execution of a second release of claims on the Departure Date.

The severance payments and benefits payable to Mr. Groves pursuant to the terms of the KESP are as follows: (i) one and one-half times his (a) base salary and (b) target annual incentive bonus for 2014, (ii) a pro rata 2014 annual incentive bonus, if earned and subject to the attainment of the performance goals as determined by the Compensation Committee of the Company’s Board of Directors (the “Board”) after the end of the 2014 performance period, (iii) accrued base salary, reimbursement for business expenses, and payment for accrued, but unused, vacation, (iv) up to 18 months of health and life insurance coverage, (v) $15,000 in outplacement assistance, and (vi) vesting of the unvested portion of his outstanding equity awards and, in the case of performance share unit awards, the payment of such awards will continue to be subject to the attainment of the applicable performance goals as determined by the Compensation Committee of the Board after the end of the applicable performance periods.

It is also expected that Mr. Groves will execute a consulting agreement with the Company in which he will provide consulting services to the Company and its subsidiaries at the rate $17,500 per month over a six-month period from the Departure Date. If executed by the parties, the consulting agreement will prohibit Mr. Groves from soliciting the customers and employees of the Company and its affiliates for one-year following the termination of the consulting period.

On August 1, 2014, Mr. Richard Verheij will commence employment with a Company subsidiary as its Executive Vice President and General Counsel. It is expected that Mr. Verheij will assume the role of the Company’s Executive Vice President, General Counsel and Corporate Secretary on September 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: July 22, 2014	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary